EXHIBIT 5.1

                               SHEARMAN & STERLING
                              555 California Street
                      San Francisco, California 94104-1522


                                  June 5, 1998


Sempra Energy
101 Ash Street
San Diego, California  92101

Ladies and Gentlemen:

               We have acted as counsel for Sempra Energy, a California corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") of the Company filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to approximately 64,000,000 shares (the "Shares") of common stock, no par value, of the Company (the "Common Stock"), to be issued from time to time pursuant to the Company's 1998 Long Term Incentive Plan, the Company's 1998 Non-Employee Directors' Stock Plan, Enova 1986 Corporation Long-Term Incentive Plan, San Diego Gas & Electric Company Savings Plan, Pacific Lighting Corporation Stock Incentive Plan, Pacific Enterprises Employee Stock Option Plan, Southern California Gas Company Retirement Savings Plan, Sempra Energy Trading Retirement Savings Plan, Sempra Energy Savings Plan, and Pacific Enterprises Retirement Savings Plan (each, a "Plan").

               In so acting, we have examined the Registration Statement and we have also examined and relied as to factual matters upon the representations and warranties contained in originals, or copied certified or otherwise identified to our satisfaction, of such documents, records, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with originals of all documents submitted to us as copies.

               The opinion expressed below is limited to the General Corporation Law of California and the federal law of the United States, and we do not express any opinion herein concerning any other law.

               Based upon the foregoing and having regard for such legal considerations as we have deemed relevant, we are of the opinion that the Shares have been duly authorized by the

Company and, when (a) issued and delivered by the Company in accordance with the terms of the relevant Plan and (b) paid for in full in accordance with the terms of the relevant Plan, the Shares will be validly issued, fully paid and non-assessable.

               We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                                Very truly yours,



                                                SHEARMAN & STERLING